Exhibit 99.1

News Release
Contacts:	Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com

FOR IMMEDIATE RELEASE

SPIRIT OF TEXAS BANCSHARES, INC. COMPLETES

ACQUISITION OF FIVE SIMMONS BANK LOCATIONS

CONROE, TEXAS – March 2, 2020 – On February 28, 2020, Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (“Spirit”), the holding company for Spirit of Texas Bank, completed its purchase of certain assets and assumption of certain liabilities associated with five Simmons Bank (“Simmons”) locations in Austin, San Antonio and Tilden, Texas. Under the terms of the definitive agreement, Spirit purchased loans of approximately $271 million and assumed deposits of approximately $148 million.

“The completion of the Simmons transaction is an important part of our growth strategy, as we now have a physical presence in two key growth markets. With the addition of these locations, Spirit has 41 locations across the State of Texas, and we are well positioned to serve our customers even better than before,” said Dean O. Bass, Spirit’s Chairman and Chief Executive Officer. “We would like to warmly welcome the Simmons bankers and dedicated employees to the Spirit of Texas family, as they continue providing exceptional products and customer service to the markets that they serve.”

Mr. Bass added, “The addition of these new locations expands our Central Texas presence into the dynamic Austin market and strengthens our presence in the San Antonio-New Braunfels market. We remain committed to providing exceptional customer care and look forward to serving these vibrant areas of Texas.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 41 locations in the Houston, Dallas/Fort Worth, Austin, Bryan/College Station, San Antonio-New Braunfels, Corpus Christi and Tyler metropolitan areas, along with offices in North Central Texas. Please visit www.sotb.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of the Simmons locations will be materially delayed or will be more costly or difficult than expected; and (iii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

###